UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2025

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2025 Staples Mill Road
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2025, Kinsale Capital Group, Inc. (the “Company”) entered into:

• the Third Amendment to the Note Purchase and Private Shelf Agreement (the “NPA Amendment”) with PGIM, Inc. and the other noteholders party thereto; and
• Amendment No. 3 to the Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent and as a lender, Truist Bank, as a lender, and CIBC Bank USA, as a lender.
Third Amendment to the Note Purchase and Private Shelf Agreement
The NPA Amendment amends the Note Purchase and Private Shelf Agreement, dated as of July 22, 2022 (as previously amended, the “Original Agreement” and, together with the NPA Amendment, the “Note Purchase Agreement”).
The Original Agreement provided that the Company may not make Restricted Payments (as defined therein) in an aggregate amount in excess of the greater of $300,000,000, and 6.5% of the Total Assets of the Company and its consolidated subsidiaries as of the end of the most recently completed fiscal quarter. The NPA Amendment amends section 6H of the Original Agreement to permit Restricted Payments so long as at the time of the declaration of such Restricted Payment, no event of default under the Note Purchase Agreement has occurred and is continuing or would arise after giving effect, on a pro forma basis, to such Restricted Payment if such Restricted Payment were to be made at such time of declaration.
Amendment No. 3 to the Amended and Restated Credit Agreement
The Credit Agreement Amendment amends Section 6.08(f) of the Amended and Restated Credit Agreement, dated as of July 22, 2022 (as amended, the “Credit Agreement”) to permit Restricted Payments (as defined therein) so long as at the time of the declaration of such Restricted Payment, no event of default under the Credit Agreement has occurred and is continuing or would arise after giving effect, on a pro forma basis, to such Restricted Payment if such Restricted Payment were to be made at such time of declaration.
The foregoing descriptions of the NPA Amendment and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full and complete terms contained in the NPA Amendment and the Credit Agreement Amendment, a copy of each of which is attached as an exhibit hereto.

Item 8.01 Other Events.

On December 11, 2025, the Company issued a press release announcing that its Board of Directors authorized a share repurchase program authorizing the repurchase of up to $250 million of the Company's outstanding common stock. The shares may be repurchased from time to time in open market purchases, privately-negotiated transactions, block purchases, accelerated share repurchase agreements or a combination of methods and pursuant to safe harbors provided by Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any repurchases under the share repurchase program will be determined by the Company in its discretion. The stock repurchase program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to the Note Purchase and Private Shelf Agreement, dated as of December 11, 2025, among Kinsale Capital Group, Inc., PGIM, Inc. and the other noteholders party thereto
10.2
Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of December 11, 2025, among Kinsale Capital Group, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as lender, Truist Bank, as lender, and CIBC Bank USA, as lender

99.1	Press Release dated December 11, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: December 11, 2025	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer